EXHIBIT 32

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Brightlane Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve Helm, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)

the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BRIGHTLANE CORP.

/s/: Steve Helm

Steve Helm,

Chief Executive Officer and Chief Financial Officer

(Principal Executive, Financial and Accounting Officer)

May 3, 2016

1